UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2009

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA		95051
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (408) 553-2424

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2009, Agilent Technologies, Inc., a Delaware corporation (“Agilent”), Varian, Inc., a Delaware corporation (“Varian”), and Cobalt Acquisition Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Agilent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  The Merger Agreement provides for the acquisition of Varian by Agilent by means of a merger of the Merger Sub with and into Varian, with Varian being the surviving corporation.  As a result of the Merger, Varian would become a wholly-owned subsidiary of Agilent (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, at the effective time and as a result of the Merger:

•                  Each share of Varian common stock (other than those shares owned by Varian and with respect to which appraisal rights are properly exercised and not withdrawn), issued and outstanding immediately prior to the effective time of the Merger, will be converted into the right to receive a cash amount of $52.00 per share, without interest;

•                  Each Varian vested or unvested option to purchase shares of Varian common stock (each a “Varian Option”) outstanding at the effective time of the Merger will be cancelled and converted into the right to receive a cash payment (less any applicable withholding) equal to the product obtained by multiplying (x) the total number of shares of Varian common stock subject to such Varian Option immediately prior to the effective time of the Merger by (y) the excess, if any, of $52.00 over the exercise price per share of such Varian Option; and

•                  Other Varian stock-based awards outstanding at the effective time of the Merger (whether vested or unvested) generally will be cancelled and converted into the right to receive a cash amount of $52.00 per share (less any applicable withholding), without interest.

The closing of the transaction is subject to Varian stockholder approval, regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the applicable merger control laws of the European Commission and other jurisdictions, and other customary closing conditions.

Varian and Agilent have made certain representations, warranties and covenants in the Merger Agreement, including, among others, covenants that, subject to certain exceptions, (i) Varian will conduct its business in the ordinary course consistent with past practice, and refrain from taking specified actions, during the period between the execution of the Merger Agreement and the effective time of the Merger, (ii) the Board of Directors of Varian will recommend to its stockholders adoption of the Merger Agreement, and (iii) Varian will not solicit, initiate, seek or knowingly encourage or facilitate, any inquiry, proposal or offer from, furnish non-public information to, or participate in any discussions with, or enter into any agreement with, any person or group regarding any alternative transaction.

The Merger Agreement contains certain termination rights for both Agilent and Varian and further provides that, upon termination of the Merger Agreement under certain circumstances, Varian may be obligated to pay Agilent a termination fee of $46 million.

The Boards of Directors of Agilent and Varian have approved the Merger and the Merger Agreement.  In addition, concurrently with the execution of the Merger Agreement, all directors and certain executive officers of Varian, who together held less than 1% of Varian’s outstanding common stock as of July 26, 2009, have entered into voting agreements whereby they agree among other things to vote all shares of Varian common stock held by them in favor of the adoption of the Merger Agreement.

Agilent expects to file a copy of the Merger Agreement as an exhibit to its Form 10-Q for the quarter ending July 31, 2009. We encourage you to read the Merger Agreement for a more complete understanding of the transaction. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 8.01 Other Information.

On July 27, 2009, Agilent and Varian issued a joint press release relating to the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

Additional Information and Where to Find It

Varian plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the proposed merger with Cobalt Acquisition Corp., pursuant to which Varian would be acquired by Agilent Technologies, Inc. (the “Merger”). The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Varian through the Web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement from Varian by contacting Investor Relations by telephone at +1 (650) 424-5471, by mail at Varian, Inc., 3120 Hansen Way, Palo Alto, Calif., 94304-1030, Attn: Investor Relations, by e-mail at ir@varianinc.com, or by going to Varian’s Investor Relations page on its corporate Web site at www.varianinc.com (click on “Investors,” then on “SEC Filings”).

Varian and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Varian in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Varian’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on December 19, 2008. This document is available free of charge at the SEC’s Web site at www.sec.gov, and from Varian by contacting Investor Relations by telephone at +1 (650) 424-5471, by mail at Varian, Inc., 3120 Hansen Way, Palo Alto, Calif., 94304-1030, Attn: Investor Relations, by e-mail at ir@varianinc.com, or by going to Varian’s Investor Relations page on its corporate Web site at www.varianinc.com (click on “Investors,” then on “SEC Filings”).

In addition, Agilent and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Varian in connection with the proposed Merger. Information regarding these directors and executive officers is set forth in Agilent’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on January 27, 2009 and annual report on Form 10-K filed with the SEC on December 19, 2008. This document is available free of charge at the SEC’s Web site at www.sec.gov, and by contacting Agilent Investor Relations at (408) 345-8862 or by going to Agilent’s website at www.Agilent.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Joint Press Release by Agilent Technologies, Inc. and Varian, Inc., dated July 27, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Marie Oh Huber
	Name:	Marie Oh Huber
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

Date: July 27, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release by Agilent Technologies, Inc. and Varian, Inc., dated July 27, 2009.